EXHIBIT 99.1

At Xinhua China Ltd.:                                                                                         At The Investor Relations Company:
Alex Helmel                                                                                                           Woody Wallace or Michael Arneth
Investor Relations                                                                                               (312) 245-2700
info@xinhuachina.com.cn
(604) 681-3864 ■ (800) 884-3864

XINHUA CHINA REPORTS THIRD QUARTER RESULTS

  Achieves positive cash flow from operations for the nine months
  Announces new subsidiary for on-line digital content
  Plans to begin co-publishing venture

Beijing, May 15, 2006 – Xinhua China Ltd. today announced results for its third fiscal quarter and nine months ended March 31, 2006 and noted it had positive cash flow from operations for the nine months of $811,714.  The company reported there are no comparative results for the year ago periods as the company’s majority owned operating subsidiary, Xinhua Publications Circulation & Distribution Co., began operations February 1, 2005.

Revenues for the quarter totaled $7,781,000 and $32,997,000 for the nine months.  Gross profit in the quarter amounted to $917,000 and $3,628,000 for the three quarters.  While the company’s share of net losses for the quarter was $4,339,000, or seven cents a share, on 61,779,765 weighted average diluted shares outstanding, a significant portion of its third quarter losses are due to non cash expenses such as stock based compensation charge of $941,213, non cash accounting treatment of convertible debenture of $1,049,727 and bad debt expense of $1,576,512   For the nine months, its share of net losses was $8,200,000, or 13 cents a share, on the same weighted average number of shares.  The company said this was a seasonally slow quarter.

Xianping Wang, President and CEO, said, “We continue efforts to increase revenue, reduce expenses, and bring Xinhua C & D above breakeven.  As we have reported previously, this endeavor is taking longer than originally envisioned.  As a result, we are executing on our strategy to launch a digital media company,” Mr. Wang added.   “With China rapidly becoming the most wired country in the world, we are positioning ourselves to take advantage of the trend for online content, particularly foreign content.  Internet usage in China by middle class consumers is growing at an annualized rate of 60 percent. There’s no question China represents a great business opportunity for online content and service providers,” Wang stated.

On May 9, 2006, the Company formed a wholly owned digital media subsidiary, Beijing Joannes Information Technology Co. Ltd. (“Joannes”). Joannes expects to launch an e-commerce site –branded “Geezip”, which is expected to be searchable by PC and wirelessly using smart phones. Geezip expects to distribute digital content held by Xinhua C&D, other Chinese and foreign publishers such as Readers Digest. In addition to being able to purchase e-books and hard copy books online, e-audio and e-music are expected to be offered, according to the company.

“Xinhua also expects to establish a co-publishing company to focus on co-publishing agreements with some domestic publishers.  Operating independently of Xinhua C&D, the co-publishing company expects to enter directly into co-publishing agreements, with marketing and sales provided by Geezip and Xinhua C&D providing procurement services,” Wang concluded.

About Xinhua China

Xinhua China Ltd. (OTCBB: XHUA) is a US-based holding company with publishing and distribution interests in China. Through its subsidiary, Xinhua Publications Circulation & Distribution Co., Ltd., the Company holds a national license for the distribution of books and other publications in China.

Safe Harbor Statement

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, XINHUA CHINA'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

-Tables Follow-

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED BALANCE SHEETS
[Basis of presentation and going concern uncertainty – See Note 1]
(Expressed in U.S. dollars)

(Unaudited)

		Mar. 31, 2006		Jun. 30, 2005

Assets
Current Assets
Cash		$2,840,377		$1,336,269
Restricted Cash		-		362,516
Account Receivable, including related party receivables of $3,739,283 (June 30, 2005 - $5,926,629)		40,406,161		39,166,242
VAT receivable		3,930,417		5,964,445
Inventories		18,613,396		17,445,410
Prepayments		63,737		126,917

Total Current Assets		65,854,088		64,401,799

Property, plant and equipment		26,973,968		26,000,804
National distribution right		6,366,844		6,167,000
Goodwill		6,373,978		6,173,992
Total Assets		$105,568,878		$102,743,595
===================================================	===	============	===	============

Liabilities and Shareholder Equity
Current Liabilities
Account payable and accrued liabilities		$82,258,756		$76,231,392
Due to related parties		19,784,018		1,819,965

Total Current Liabilities		102,042,774		78,051,357
Convertible debenture, net of discount of $2,100,823		1,149,177		-
Warrants and conversion feature		3,070,062		-
Loans from related parties		-		19,514,229

Total Liabilities		106,262,013		97,565,586

Non-controlling interest		4,247,216		4,973,683

Shareholders’ Equity (Deficiency) Commitments
Common stock, $0.00001 par value, authorized 500,000,000, outstanding 61,779,765		618		618
Additional paid-in capital		8,900,141		5,855,525
Accumulated other comprehensive Income		10,984		53
Accumulated deficit		(13,852,094)		(5,651,870)

Total Shareholders’ Equity (Deficiency)		(4,940,351)		204,326

Total Liabilities and Shareholders’ Equity		$105,568,878		$102,743,595
===================================================	===	============	===	============

Xinhua China Ltd.
(formerly Camden Mines Limited)

CONSOLIDATED STATEMENT OF OPERATIONS
(Expressed in U.S. dollars)
(Unaudited)

		3 months Ended Mar. 31, 2006		9 months Ended Mar. 31, 2006		12 months Ended June 30, 2005

Revenue
Sales revenue		$7,780,796		$32,996,625		$15,496,537
Cost of sales		6,863,891		29,368,713		13,584,466

Gross profit		916,905		3,627,912		1,912,071

Expenses
Selling, general and administrative		5,124,987		11,400,995		7,745,987

Operating loss before interest, other income (expense) and income tax		(4,208,082)		(7,773,083)		(5,833,916)
Interest and other income		38,966		291,241		66,430
Interest expense		(1,419,077)		(2,204,544)		(520,875)
Income tax		-		-		-

Loss before non-controlling interest		(5,588,193)		(9,686,386)		(6,288,361)
Non-controlling interests share of loss		1,229,568		1,486,162		636,491

Net loss for the period		$(4,358,625)		$(8,200,224)		$(5,651,870)
========================================	===	=============	===	=============	===	=============
Loss per share - basic and diluted		$(0.07)		$(0.13)		$(0.10)
========================================	===	=============	===	=============	===	=============

Weighted average number of shares outstanding
- Basic and diluted		61,779,765		61,779,765		55,733,786
========================================	===	=============	===	=============	===	=============